Exhibit 10.51.3

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

COMPLETION GUARANTY

This COMPLETION GUARANTY (this “Guaranty”), dated as of September 4, 2026 (the “Effective Date”), is made by Blockfusion USA, Inc., a Delaware corporation (“Guarantor”), in favor of CoreWeave, Inc., a Delaware corporation (“Tenant”).

RECITALS:

A. WHEREAS, Tenant and North East Data, LLC, a Delaware limited liability company (“Landlord”), have entered into that certain Lease Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Lease Agreement”); and

B. WHEREAS, Guarantor will directly or indirectly benefit from the transactions contemplated by the Lease Agreement; and

C. WHEREAS, capitalized terms used and not defined herein have the meanings ascribed thereto in the Lease Agreement.

NOW THEREFORE, in consideration of the foregoing premises and as an inducement for Tenant’s execution, delivery and performance of the Lease Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees for the benefit of Tenant as follows:

1. GUARANTY. Subject to the terms and conditions hereof, from and after the Effective Date until the Termination Date (as defined below) Guarantor hereby absolutely, unconditionally and irrevocably guarantees the timely payment and performance when due of all obligations to achieve Substantial Completion of the Landlord’s Installations and satisfaction of the Commencement Date Conditions in accordance with the terms and provisions of the Lease Agreement (the “Guaranteed Obligations”). For the avoidance of doubt, the Guaranteed Obligations shall not include any Delay Credits, liquidated damages, or other monetary remedies payable by Landlord under the Lease Agreement as a consequence of delayed completion. This Guaranty shall constitute a guarantee of payment and performance and not of collection. The liability of Guarantor under this Guaranty shall be subject to the following limitations:

(a)	[***]

(b)	In no event shall Guarantor have any liability under this Guaranty (or otherwise) with respect to the Guaranteed Obligations in an amount exceeding the amount specified in Section 1 (a). Notwithstanding anything herein or in the Lease Agreement to the contrary, with the exception of the Guaranteed Obligations, the Guarantor is not guaranteeing or providing support for any other obligations, duties and/or liabilities of Landlord or any other Person (as defined below) pursuant to this Guaranty, regardless of whether such obligations, duties and/or liabilities are currently owed to or may in the future become due and payable to Tenant. Guarantor shall have no liability for any injury to or interference with Tenant’s business or any punitive, incidental or consequential damages (of any type), whether foreseeable or not, whether arising from or relating to the making of or failure to make any Landlord’s Installations regardless of the form of the action or the theory of recovery, and even if Guarantor has been advised of the possibility of such damages.

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2.	DEMANDS AND PAYMENT.

(a)	If, at any time following the Effective Date, but prior to the Termination Date, Landlord fails to pay or perform any Guaranteed Obligation when such obligation is due and owing pursuant to the terms of the Lease Agreement (an “Overdue Obligation”), Tenant may present a written demand to Guarantor calling for Guarantor’s payment or performance of such Overdue Obligation pursuant to this Guaranty (a “Demand”).

(b)	Guarantor’s obligation hereunder to pay or perform any Overdue Obligation to Tenant is conditioned upon Guarantor’s receipt of a Demand from Tenant satisfying the following requirements: (i) such Demand must identify the Overdue Obligation covered by such demand and the specific date upon which such Overdue Obligation became due and owing under the Lease Agreement; (ii) such Demand must be delivered to Guarantor in accordance with Section 8 below; and (iii) the Overdue Obligation addressed by such Demand must remain due and unpaid or unperformed, as applicable, at the time of such delivery to Guarantor.

(c)	After issuing a Demand in accordance with the requirements specified in Section 2(b) above, Tenant shall not be required to issue any further notices or make any further demands with respect to the Overdue Obligation specified in that Demand, and Guarantor shall be required to make payment in immediately available funds or perform or take such steps as are necessary to achieve performance, as applicable, with respect to the Overdue Obligation specified in that Demand, within [***] Business Days after Guarantor receives such demand, if and to the extent the Overdue Obligation addressed by such Demand shall remain due and unpaid or unperformed, as applicable, at the time of payment by Guarantor. Tenant shall use commercially reasonable efforts to mitigate any loss or damage for which it seeks recovery under this Guaranty.

3.	REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants that:

(a)	it is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to execute, deliver and carry out the terms and provisions of the Guaranty;

(b)	no authorization, approval, consent or order of, or registration or filing with, any court or other governmental body having jurisdiction over Guarantor is required on the part of Guarantor for the execution and delivery of this Guaranty; and

(c)	this Guaranty constitutes a valid and legally binding agreement of Guarantor, enforceable against Guarantor in accordance with the terms hereof, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

4. RESERVATION OF CERTAIN DEFENSES. Without limiting Guarantor’s own defenses and rights hereunder, Guarantor reserves to itself all rights, setoffs, counterclaims and other defenses to which Landlord is or may be entitled arising from or out of the Lease Agreement, except for (i) defenses (if any) based upon the bankruptcy, insolvency, dissolution or liquidation of Landlord, (ii) any lack of power or authority of Landlord to enter into and/or perform the Lease Agreement, or (iii) any defenses waived in Section 6 hereof.

5. AMENDMENT OF GUARANTY. No term or provision of this Guaranty shall be amended, modified, altered, waived or supplemented except in a writing signed by Guarantor and Tenant.

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6.	WAIVERS AND CONSENTS. Subject to and in accordance with the terms and provisions of this Guaranty:

(a)	Except as required in Section 2 above, Guarantor hereby waives (i) notice of acceptance of this Guaranty; (ii) presentment and demand concerning the Guaranteed Obligations; and (iii) any right to require that any action or proceeding be brought against Landlord or any other Person, or to require that any Person seek enforcement of any performance against Landlord or any other Person, prior to any action against Guarantor under the terms hereof.

(b)	No delay by Tenant in the exercise of (or failure by Tenant to exercise) any rights hereunder shall operate as a waiver of such rights, a waiver of any other rights or a release of Guarantor from the Guaranteed Obligations hereunder (with the understanding, however, that the foregoing shall not be deemed to constitute a waiver by Guarantor of any rights or defenses which Guarantor may at any time have pursuant to or in connection with any applicable statutes of limitation).

(c)	Without notice to or the consent of Guarantor, and without impairing or releasing Guarantor from the payment or performance of the Guaranteed Obligations under this Guaranty, Tenant may: (i) change the manner, place or terms for payment of all or any portion of the Guaranteed Obligations (including alterations of the Guaranteed Obligations), solely with the written consent of Landlord, to the extent provided under the Lease Agreement; provided that no such change shall increase Guarantor’s obligations under this Guaranty without Guarantor’s prior written consent; (ii) release any Person (other than Landlord or Guarantor) from liability for payment or performance of all or any portion of the Guaranteed Obligations; or (iii) receive, substitute, surrender, exchange or release any collateral or other security for any portion or all of the Guaranteed Obligations.

(d)	Guarantor waives, to the fullest extent permitted by applicable Law, (i) notice of (and any duty of Tenant to provide any information known to Tenant regarding) any adverse change in Landlord’s financial position or any other fact which might increase Guarantor’s risk; (ii) any defense arising by reason of any failure of Tenant to obtain, perfect, maintain or keep in force any security interest in any property of Landlord or any other person; (iii) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against Landlord or any other guarantor or any person liable under the Lease Agreement, including, without limitation, any discharge of, or bar against collecting, any of the obligations guaranteed hereby in or as a result of any such proceeding, any rejection of the Lease Agreement and any limitation on Tenant’s claim for rejection damages under 11 U.S.C. § 502(b)(6) or otherwise; (iv) any and all defenses afforded guarantors based on suretyship or impairment of collateral under applicable Law, other than payment and performance in full of Landlord’s obligations under the Lease Agreement; (v) any defense arising by reason of any disability of Landlord or any other guarantor or any other person to the enforcement of this Guaranty, or the cessation or reduction of the liability of Landlord under the Lease Agreement from any cause whatsoever other than (A) full payment, performance and discharge of the obligations under the Lease Agreement or (B) any excuse, extension or conditioning of Landlord’s performance in accordance with the terms of the Lease Agreement (including by reason of any Excused Delay); and (vi) any and all defenses afforded to guarantors based on modification or amendment (whether material or otherwise) of any of the obligations of Landlord under, or any other provisions of the Lease Agreement; provided, however, that the waiver in this clause (vi) shall not apply to any modification or amendment that increases the Guaranteed Obligations or extends the completion dates for the Landlord’s Installations beyond the dates set forth in the Lease Agreement as of the Effective Date, unless Guarantor has consented to such modification or amendment in writing.

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(e)	Guarantor waives and relinquishes any rights it may have to require Tenant to: (a) proceed against Landlord or any other guarantor, pledgor or person liable under the Lease Agreement; (b) proceed against or exhaust any security for the Lease Agreement or this Guaranty; or (c) pursue any other remedy in Tenant’s power whatsoever. In other words, Tenant may proceed against Guarantor for the obligations guaranteed without first taking any action against Landlord or any other guarantor, pledgor or person liable under the Lease Agreement and without proceeding against any security. Notwithstanding anything to the contrary contained herein, the liability of Guarantor shall not be affected by any defense based upon an election of remedies by Landlord that destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor to proceed against Landlord for reimbursement, and Guarantor waives any right to assert or claim that Guarantor is exonerated by any action taken by Tenant which impairs Guarantor’s rights to be subrogated to Tenant’s rights against Landlord.

7.	TERMINATION. This Guaranty shall immediately and automatically terminate upon the earlier of [***] days after the Commencement Date for Phase 2 pursuant to and in accordance with the Lease Agreement or (ii) the date on which the Lease Agreement is terminated (the “Termination Date”).

8.  NOTICE. Any Demand, notice, request, instruction, correspondence or other document to be given hereunder (herein collectively called “Notice”) by Tenant to Guarantor, or by Guarantor to Tenant, as applicable, shall be in writing and may be delivered either by (a) U.S. certified mail with postage prepaid and return receipt requested,

(b) recognized nationwide courier service with delivery receipt requested, or (c) by electronic mail, in each case to be delivered to the following address (or to such other U.S. address as may be specified via Notice provided by Guarantor or Tenant, as applicable, to the other in accordance with the requirements of this Section 8):

TO TENANT: *	TO GUARANTOR:

CoreWeave, Inc. 290 Mt. Pleasant Avenue, Suite 4100 Livingston, NJ 07039 Attn: Legal Notices Email: [***]	Blockfusion USA, Inc. 447 Broadway, 2nd Floor, #538, New York, NY 10013 Attn: General Counsel Email: [***]
With a copy sent to:
McGrath Nort Mullin & Kratz PC LLO [***]

Any Notice given in accordance with this Section 8 will (i) if delivered during the recipient’s normal business hours on any given Business Day, be deemed received by the designated recipient on such date, and (ii) if not delivered during the recipient’s normal business hours on any given Business Day, be deemed received by the designated recipient at the start of the recipient’s normal business hours on the next Business Day after such delivery.

9.	MISCELLANEOUS.

(a)	This Guaranty shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws thereunder.

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(b)	This Guaranty shall be binding upon Guarantor and its successors and permitted assigns and inure to the benefit of and be enforceable by Tenant and its successors and permitted assigns.

(c)	This Guaranty embodies the entire agreement and understanding between Guarantor and Tenant and supersedes all prior agreements and understandings relating to the subject matter hereof.

(d)	The headings in this Guaranty are for purposes of reference only, and shall not affect the meaning hereof. Words importing the singular number hereunder shall include the plural number and vice versa, and any pronouns used herein shall be deemed to cover all genders. The term “Person” as used herein means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated association, or government (or any agency or political subdivision thereof).

(e)	Wherever possible, any provision in this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)	Tenant (by its acceptance of this Guaranty) and Guarantor each hereby irrevocably: (i) consents and submits to the exclusive jurisdiction of the United States District Court or state court (without prejudice to the right of any party to remove to the United States District Court) of the locality in which the Premises (as defined in the Lease Agreement) is located for the purposes of any suit, action or other proceeding arising out of this Guaranty or the subject matter hereof or any of the transactions contemplated hereby brought by Tenant, Guarantor or their respective successors or assigns; and (ii) waives (to the fullest extent permitted by applicable law) and agrees not to assert any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Guaranty or the subject matter hereof may not be enforced in or by such court.

(g)	TENANT (BY ITS ACCEPTANCE OF THIS GUARANTY) AND GUARANTOR EACH HEREBY IRREVOCABLY, INTENTIONALLY AND VOLUNTARILY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS GUARANTY OR THE LEASE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON RELATING HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO GUARANTOR’S EXECUTION AND DELIVERY OF THIS GUARANTY.

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IN WITNESS WHEREOF, the Guarantor has executed this Guaranty on September 4, 2026.

GUARANTOR

BLOCKFUSION USA, INC.
a Delaware corporation

By:	/s/ Alex Martini-Lo Manto
Name:	Alex Martini-Lo Manto
Title:	Chief Executive Officer

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